CONSENT OF INDEPENDANT PUBLIC ACCOUNTANTS



As independant public accountants, we hereby consent to the use of our report, and to all references to our, included in or made a part of this form N-1A registration statement for the Nicholas
Equity Income Fund, Inc.



                              /s/ ARTHUR ANDERSON & CO.




Milwaukee, Wisconsin
July 24, 1998